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                                                                      EXHIBIT 21



                                 SRS LABS, INC.
                                  SUBSIDIARIES



                                 Jurisdiction of
             Name                Incorporation                         Ownership
             ----                ---------------                       ---------
SRSWOWcast.com, Inc.             Delaware                      SRS Labs, Inc. - 100% Direct

ValenceTech Limited              Bermuda                       SRS Labs, Inc. - 100%
                                                               Direct

Valence Technology, Inc.         British Virgin Islands        SRS Labs, Inc. - 100%
("Valence BVI")                                                Direct


Valence Technology, Inc.         Hong Kong                     Valence BVI - 100% Direct
("Valence-H.K.")

Valence Semiconductor            Hong Kong                     Valence H.K. - 100% Direct
Design Limited

ASP Microelectronics Limited     Hong Kong                     Valence H.K. - 100% Direct
("ASP")

LEC Electronic Components        Hong Kong                     Valence H.K. - 100% Direct
Limited ("LEC")

VSD Electronics Limited          Hong Kong                     Valence H.K. - 100% Direct

LEC Microelectronics Limited     Hong Kong                     ASP - 100% Direct


LEC Electronics Limited          Hong Kong                     LEC - 100% Direct

VSD Electronics (Hui Yang) Ltd.  Peoples Republic of China     LEC - 100% Direct